As filed with the Securities and Exchange Commission on January 11, 2001
                                          Registration No. 333-333-53516


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                           --------------------------
                           AMENDMENT NO. 1 TO FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                            MERCADO INDUSTRIES, INC.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

        NEVADA                   4700               76-0639842
------------------------   -----------------   ----------------------
(State of Incorporation)   (Primary Standard   (I.R.S. Employer ID #)
                            Industrial
                            Classification
                            Number


                      14601 Bellaire Blvd., Suite 338
                             Houston, TX 77083
                              (281) 564-6418
   -------------------------------------------------------------
   (Address and telephone number of principal executive offices)

                                  Copies to:
                             Thomas C. Cook, Esq.
                      Thomas C. Cook & Associates, Ltd.
                      3110 S. Valley View Suite #106
                         Las Vegas, Nevada  89102
                              (702) 876-5941

Approximate date of proposed commencement of sale to the public: As soon as practicable after the Registration Statement becomes effective.

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
                     -------------------------------------
========================================================================
TITLE OF EACH                                PROPOSED
CLASS OF                         PROPOSED    MAXIMUM
SECURITIES         AMOUNT        OFFERING    AGGREGATE     AMOUNT OF
TO BE              TO BE         PRICE PER   OFFERING      REGISTRATION
REGISTERED         RESISTERED    SHARE(1)    PRICE(1)      FEE(2)
Common stock
$0.001 par value   3,000,000     $0.025

TOTAL              3,000,000     N/A         $75,000       $19.80
=======================================================================


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 (o) under the Securities Act of 1933 (the "Securities Act").

(2) Paid herein by electronic transfer

        The registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Acts of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


PROSPECTUS                  Subject to Completion; Dated January ______, 2001

The information in this prospectus is subject to completion or amendment.
We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.

                            MERCADO INDUSTRIES, INC.

                                   PROSPECTUS

This is an initial public offering of up to 3,000,000 shares of our common stock. we will be selling our shares on a "best efforts" basis. The shares will be sold by our officers and directors. No one has agreed to buy any of our shares, and there is no assurance that any sales will be made. Even if not all, or very few, of the 3,000,000 shares are sold, we will not refund any payments for the shares. There is no minimum amount of shares we must sell and no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. The offering will remain open until June 30, 2001, unless we decide to cease selling efforts prior to this date

     Prior to this offering there has been no public market for the trading of the shares, and it is possible that no such market will develop or trading will commence for a substantial period of time after the closing of this offering. We expect one or more brokers to trade our shares and to apply for the approval of the shares for quotation on the NASDAQ Bulletin Board, but there is no assurance that we will be able to secure such listing. The price of the shares has been determined solely by us, and does not bear any direct relationship to our assets, operations, book value or other established criteria of value.
                            ------------------------

INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS CONTAINED IN THIS PROSPECTUS BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


========================================================================
                     SHARES      PRICE TO   SELLING          PROCEEDS TO
                     OFFERED     PUBLIC(1)  COMMISSIONS(2)   COMPANY(3)

Per share
Max. Share Amount    3,000,000   $0.025     $   0.00         $ 75,000

=========================================================================

(1) Does not include offering costs, including filing, printing, legal, accounting, transfer agent fees estimated at $4,000.

(2) We are offering for sale 3,000,000 shares of common stock, at a purchase price of $0.025 per share. The shares shall be sold exclusively by our sole officer and director according to the safe harbor provisions of Rule 3a4(1) of the Securities Exchange Act of 1934.

Under SEC Rule 3a51-1(d) under the Exchange Act, the securities we are offering constitute penny stocks, and as such, certain sales restrictions apply to these securities. Up to 80% of the offering may be purchased by our officer/director and current shareholder or any of her affiliates or associates. No public market currently exists for our common stock. No public market may ever develop. Even if a market develops, you may not be able to sell your shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


             The date of this prospectus is January __, 2001

YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE
NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE COMMON STOCK.


                                 TABLE OF CONTENTS
                                 -----------------

Our Company...........................................................5


SUMMARY...............................................................5


RISK FACTORS..........................................................6


MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION..............11


USE OF PROCEEDS......................................................12


DILUTION.............................................................14


BUSINESS.............................................................15


MANAGEMENT...........................................................22


INDEMNIFICATION .....................................................24


PLAN OF DISTRIBUTION/SELLING SECURITY HOLDERS........................26


SHARES ELIGIBLE FOR FUTURE SALE......................................26


PRINCIPAL SHAREHOLDER................................................26


DESCRIPTION OF SECURITIES ...........................................27


THE OFFERING.........................................................28


LEGAL PROCEEDINGS....................................................28


LEGAL MATTERS........................................................28


FINANCIAL STATEMENTS.................................................30

                               PROSPECTUS SUMMARY
                               ------------------

Because this is only a summary, it does not contain all the information that may be important to you. You should read the entire prospectus, specially "Risk Factors," beginning on Page 6, and the Consolidated Financial Statements and Notes, before deciding to invest in our common stock.


                                   OUR COMPANY

Mercado Industries, Inc., a startup company organized in the State of Nevada to market online travel services, is offering a minimum of 1,600,000 and a maximum of 3,000,000 shares at the purchase price of $0.025 per share on a "best efforts all or none basis" as to the first 1,600,000 shares; and on a "best efforts" basis with regard to the remaining 1,400,000 shares. We will conduct this offering directly and exclusively through our sole officer, Ruth Selmon, for a period of ninety days following the date of this prospectus.

The shares will be offered and sold only to residents in the states of Texas and Nevada. The minimum offering or proceeds to be raised is $40,000. The maximum offering or proceeds to be raised is $75,000.

Our executive offices are located at 14601 Bellaire Blvd., Suite 338, Houston, TX 77083. Our phone number is (281) 564-6418. We were
Incorporated in March 1999 under the laws of the State of Nevada.


                                      SUMMARY

We are selling 3,000,000 shares of our common stock. We are not registering for sale any of the shares held by our current stockholder. We have a fixed price of$0.025 per share for the common stock we are selling in this offering.

Our principal executive offices are located at: 14601 Bellaire Blvd., Suite 338, Houston, TX 77083. Our telephone number is (281)564-6418


                              The Offering
                              ------------

Common stock  offered  for sale     We are offering up to 3,000,000
shares of our common stock.

Offering Price to the public        $0.025 per share

Number of shares outstanding
prior to the offering               2,000,000 shares (1)

Number of shares to be
outstanding after the offering      5,000,000 shares (2)

Terms of the offering               There is no minimum offering.
                                    Accordingly, as we sell shares of
                                    common stock, we will use the proceeds
                                    for our activities. The offering will
                                    remain open until June 30, 2001, unless
                                    we decide to cease selling efforts prior to this date.

Use of proceeds.                    We intend to use the net proceeds of this
                                    offering primarily for research and product development, analytical research and general corporate purposes.

Plan of distribution.               This is a direct participation with no
                                    minimum offering.  We have not accepted
                                    commitments from prospective purchasers
                                    of our shares. The shares will be offered and sold by our principal executive officer director, although we may retain the services of one or more NASD registered broker-dealers as selling agent(s) to effect offers and sales on our behalf. We have not retained a registered broker-dealer as of the date of this filing.


(1) Such figure is based on the number of shares we had outstanding as of December 19, 2000

(2) Such figure assumes that all of the shares being offered herein are sold.

                                  RISK FACTORS

An investment in our common stock is speculative in nature and involves a high degree of risk. You should carefully consider the following risks and the other information contained in this prospectus before investing in the common stock offered hereby. The price of our common stock could decline due to any of these risks, and you could lose all or part of your investment. You also should refer to the other information included in this prospectus, including the financial statements and related notes thereto. In addition, the risks described below are not the only ones facing us. We have described only the risks we consider material. However, there may be additional risks that we view as not material or of which we are not presently aware.

If any of the events described below were to occur, our business, prospects, financial condition or results of operations or cash flow could be materially adversely affected. When we say that something could or will have a material adverse effect on it, we mean that it could or will have one or more of these effects.


Special note regarding forward-looking statements

This prospectus may contain certain forward-looking statements and information relating to us that are based on beliefs and its principals as well as assumptions made by and information currently available to them. These statements include, among other things, the discussions of our business strategy and expectations concerning our market position, future operations, expansion opportunities, and profitability. When used in these documents, the words "anticipate," "feel," "believe," "estimate," "expect," "plan," and "intend" and similar expressions, as they relate to us or our principals, are intended to identify forward-looking statements. Such statements reflect the current view of respecting future events and are subject to certain risks, uncertainties, and assumptions, including the meaningful and important risks and uncertainties noted, particularly those related to our operations, results of operations, and growth strategy, liquidity, competitive factors and pricing pressures, changes in legal and regulatory requirements, general economic conditions, and other factors described in this prospectus.


OUR LACK OF AN OPERATING HISTORY MAKES US A VERY HIGH RISK.
-----------------------------------------------------------

Mercado, Industries, Inc. was organized under the laws of the State of Nevada on March 29, 2000, and has no revenues from operations or meaningful assets. Mercado faces all of the risks inherent in a new business and those risks specifically inherent in the type of business in which it proposes to engage, namely, to market "Book It Yourself" online travel services through links we have established with an online website called: http://www.MercadoIndustries.com, from whom we will receive a percentage of all sales that come to them through our website.
Though we are in the midst of establishing referrals to our conduit-site from major Internet search engines, those links are not yet operational and may never be. If they do become operational, there is no guarantee that enough business will be generated to make Mercado a fully viable operation.

The purchase of the securities offered hereby must be regarded as the placing of funds at a high risk in a new or start-up venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. (See "USE OF PROCEEDS" and "BUSINESS.")

OUR SUCCESS DEPENDS ON GROWTH OF OUR ONLINE SALES AND THE VIABILITY OF TRAVELSPACE.COM, THE ONLINE TRAVEL SERVICE TO WHICH OUR WEBSITE WILL BE LINKED. BECAUSE WE HAVE A LIMITED ONLINE OPERATING HISTORY, WE CANNOT BE SURE THAT OUR ONLINE SALES WILL GROW.

Our future success is heavily dependent upon growth of the operations of the online travel company to which our website will be linked, Travelscape.com. Our ability to fulfill the expectations of our customers is entirely dependent on the service provided by Travelspace. Any and all customer service problems or failures of any sort connected to Travelspace will have an adverse effect on our ability to grow our business, or even to stay in business, and would place your investment at risk.

Furthermore, we believe the ability to grow our online operations will depend upon a number of factors, many of which we do not control.
These factors include, among others:

    o Increased market acceptance of e-commerce. While e-commerce has grown rapidly to date, there is no guarantee that this growth will continue or that our business will benefit from this growth.

    o Our success in establishing brand awareness and increasing website traffic through online and offline marketing, and strategic relationships.

    o Increased customer acceptance of MercadoIndustries's automated online booking system. Booking travel has traditionally involved intensive human contact, and we do not know if customers will accept their system as a substitute for personal interaction.

    o Our ability to build customer loyalty and increase the percentage of visitors to our web sites who actually book their travel arrangements through that site.

If we are unable to take advantage of growth in e-commerce, or to meet successfully any of the foregoing challenges, we may not be able to grow our online travel business and operating results and our stock price would be adversely affected.

WE WILL RELY ON OUR RELATIONSHIPS WITH INTERNET SEARCH ENGINES TO DEVELOP OUR BRAND AND INCREASE TRAFFIC TO OUR WEB SITES. A FAILURE OF THESE RELATIONSHIPS TO DELIVER THE EXPECTED TRAFFIC OR A TERMINATION OF THESE RELATIONSHIPS COULD ADVERSELY EFFECT THE VALUE OF YOUR INVESTMENT.
---------------------------------------------------------------------

In order to enhance our brand and increase traffic to our web sites, we are in the process of negotiating referral relationships with the major Internet search engines like Lycos-Bertelsmann, Yahoo!, Nomade InfoSpace, and Alta Vista, to name a few. We expect that this will result in substantial financial commitments that will cause us to experience increasing operating losses for the foreseeable future. In addition, there can be no assurance that we will achieve sufficient online traffic to justify these expected payments, and failure to do so would likely have a material adverse effect on our operating results.

Furthermore, our significant investment in our relationships with these search engines is based on the continued positive market presence, reputation and anticipated growth of their web sites. Any decline in the significant market presence, business or reputation of any of them or their web sites will reduce the value of these strategic agreements to us.

OUR PROFITABILITY IS BASED ON A SEVEN PERCENT OVERWRITE ON THE SALES OF TRAVELSCAPE.COM WHICH MAY PROVE AN INSUFFICIENT PERCENTAGE OF THE TOTAL TRAVEL REVENUES WE GENERATE TO SUSTAIN OUR INVESTMENT AND
ESTABLISH A VIABLE BUSINESS

Our agreement with Travelscape.com gives us a seven percent (7%) overwrite on all travel sales generated on the Mercado website by the links that come from our site or affiliated sites. It is our belief that this percentage will be more than adequate to pay for all the fees we will incur to advertise and promote the site through advertising on the Internet and in print media and through referral relationships with the major Internet search engines. However, we cannot be sure of this until we have been in operation and until we know both our costs and our income. It is entirely possible that the seven percent figure will be too small to meet the necessary expenses and will thus place both our viability and your investment in jeopardy.


OUR OPERATING RESULTS ARE SUBJECT TO QUARTERLY FLUCTUATIONS AND OUR REVENUE IS UNPREDICTABLE. FUTURE FLUCTUATIONS IN OPERATING RESULTS OR REVENUE SHORTFALLS COULD ADVERSELY AFFECT THE VALUE OF YOUR INVESTMENT.

Because we have a limited operating history in e-commerce and because of the emerging nature of the markets in which we compete, as well as an untested relationship with Travelscape.com, our revenue is highly unpredictable. At the same time, our current and future expense levels are based on our operating projections and are not yet fully clear to us. We are unable to predict with certainty how the numbers will ultimately play out. As a result, any significant revenue shortfall would have an immediate negative effect on the results of our operations and stock price.

We expect to experience significant fluctuations in our future quarterly operating results due to a variety of factors, many of which we do not control. Factors that may adversely affect our quarterly operating results include, but are not limited to:


    o our inability to develop strong brand recognition, build customer loyalty and attract new and repeat customers;

    o our inability to increase the level of traffic on our web sites;

    o our inability to control or influence the level of service our customers will receive on www.MercadoIndustries.com;

    o the announcement or introduction of lower prices or new travel services and products by our competitors;

    o any deterioration in general economic conditions, such as a global recession, or economic conditions specific to the Internet or travel industry;

    o    seasonal fluctuations in consumer travel spending patterns;

    o slower growth in the level of use of online services and consumer acceptance of the Internet for the purchase of consumer products and services such as those we offer;

    o any inability to upgrade and develop our systems and infrastructure;

    o any inability to retain or to attract qualified personnel in a timely and effective manner;

    o technical difficulties, system downtime or slowdowns in Internet response times;

    o increases in operating expenses or capital expenditures relating to expansion of our business, operations and infrastructure that are not accompanied by increased revenue;

    o    adverse government regulation; and

    o events affecting the travel industry such as natural disasters, wars or terrorist attacks.

For any of the foregoing reasons, or for other reasons we do not presently anticipate, in a future quarter it is possible that our operating results will not meet market expectations, including the expectations of financial analysts. If this occurs, it would have a material adverse effect on our stock price.

DECLINES IN CONSUMER TRAVEL SPENDING COULD HARM OUR OPERATING RESULTS.

Our online revenue is derived from consumer spending in the travel industry. The travel industry, especially leisure travel, depends on personal discretionary spending levels and suffers during economic downturns and recessions. The travel industry is also highly susceptible to unforeseen events, such as political instability, regional hostilities, terrorism, fuel price escalation, travel-related accidents, natural disasters, unusual weather patterns or travel industry related labor strikes. Any event that results in decreased consumer travel spending would likely have a negative effect on our operating results.

WE COULD FACE LITIGATION BECAUSE OF OUR WEB PAGE CONTENT, WHICH MIGHT REQUIRE CONSIDERABLE EFFORT AND EXPENSE TO DEFEND AND WHICH MIGHT
RESULT IN SIGNIFICANT LIABILITY.

As a publisher and distributor of online content, we face potential liability for defamation, negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the materials that we publish or distribute. Such claims have been brought, and sometimes successfully pressed, against other online services. In addition, we do not and cannot practically screen all of the content generated by other web sites that are linked to our web sites, and we could be exposed to liability with respect to such content. Although we carry general liability insurance, our insurance may not cover claims of these types or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability, particularly liability that is not covered by insurance or is in excess of insurance coverage, could have a damaging effect on our reputation, operating, results, financial condition and stock price.

WE MAY NOT BE ABLE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGE.

The market for our services is characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent product introductions. There can be no assurance that we can successfully identify new product and service opportunities as they arise and develop and bring new products and services to market in a timely manner or that products, services or technologies developed by others will not render our services or technologies noncompetitive, obsolete or less marketable.

WE COULD LOSE MARKET SHARE IF TRAVELSCAPE.COM DOES NOT KEEP UP WITH THE SIGNIFICANT COMPETITION IN THE TRAVEL SERVICES MARKET.

The online travel services market is new, rapidly evolving, intensely competitive and has relatively low barriers to entry. Travelscape.com, the online service to whom we funnel all of our clients, competes primarily with online travel reservation services such as Preview Travel, Expedia Travel and Travelocity, as well as online travel wholesalers such as Cheap Tickets, Hotel Reservation Network, Lowestfare.com, Best Fares.com and Priceline.com. In addition, and to a lesser extent, it competes with traditional travel agencies, such as American Express Travel Service, Carlson Wagonlit Travel and Uniglobe Travel, individual airlines and hotels selling directly to consumers and consolidators and wholesalers of airline tickets and other travel products such as Global Vacation Group and 800 Travel Systems. As our relationship to the business is linked exclusively to Travelscape.com.

Some of our current and potential competitors have competitive advantages due to various factors, which include, among others:

    o    greater brand recognition and web site traffic;

    o    longer operating histories;

    o    larger customer bases;

    o    greater financial, marketing and other resources; and

    o ability to obtain travel inventory at greater discounts and on more favorable terms than we can.

In addition, we may face competitive pressure due to the expansion of current and the creation of new technologies. Announcements of technological innovations, new services, business relationships or acquisitions by our competitors could cause our stock price to decline. Increased competition could reduce Travelscape's operating margins and profitability, and result in loss of market share and diminish its brand recognition, which would materially and adversely affect its business, results of operations and financial condition, and thus significantly reduce the revenue we derive from our overwrite agreement.

WE DEPEND ON INTERNALLY AND EXTERNALLY DEVELOPED TECHNOLOGY SYSTEMS AND INTERNET CAPACITY TO HANDLE ALL TRAFFIC TO OUR WEB SITES, AND WE COULD BE SUBJECT TO INTERNET CAPACITY CONSTRAINTS. IF OUR SYSTEMS FAIL OR DO NOT PERFORM OPTIMALLY, OUR OPERATIONS AND REVENUE MAY BE
NEGATIVELY AFFECTED.

Our revenue depends on the number of customers who funnel through our website to book their travel reservations with Travelscape.com. Accordingly, the satisfactory performance, reliability and availability of our web sites and network infrastructure are critical to our operating results, as well as our ability to attract and retain customers and Travelscapes's ability to maintain adequate customer service levels. Any system interruptions that result in the loss of data, the unavailability of our web sites or reduced performance of the linking system would reduce the volume of reservations on which we would receive our overwrite and the attractiveness of our service offerings, which could have a negative effect on our operating results and stock price.

Our systems and operations are vulnerable to damage or interruption from human error, fire, flood, power loss, telecommunications failure, break-ins, sabotage, intentional acts of vandalism, natural disasters and similar events. We currently do not have redundant systems or a disaster recovery plan and do not carry sufficient business interruption insurance to compensate us for losses that may occur. Despite our implementation of network security measures, our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data or the inability to link customers from our website to the travelscape.com website.

OUR OPERATIONS ARE SUSCEPTIBLE TO SECURITY RISKS.

Experienced programmers may attempt on occasion to penetrate the security on our websites. We expect that an attempt may occur from time to time. Because a hacker who is able to penetrate the security on our web sites could misappropriate proprietary information or cause interruptions in our links to Travelscape's products and services, we may be required to expend significant capital and resources to protect against or to alleviate problems caused by such parties. Additionally, we may not have a timely remedy against a hacker who is able to penetrate the security on our websites. Such purposeful security breaches could have a material adverse effect on our business, results of operations and financial condition. In addition to purposeful security breaches, the inadvertent transmission of computer viruses could expose us to a material risk of loss or litigation and possible liability.

WE ARE SUBJECT TO GOVERNMENT REGULATIONS AND LEGAL UNCERTAINTIES.

We are subject to various laws and regulations relating to our business. Few laws or regulations are currently directly applicable to access to the Internet. However, because of the Internet's popularity and increasing use, new laws and regulations may be adopted. Such laws and regulations may cover issues such as:

    o    user privacy;
    o    pricing;
    o    content;
    o    copyrights;
    o    distribution; and
    o    characteristics and quality of products and services.

In addition, the growth of the Internet and electronic commerce, coupled with publicity regarding Internet fraud, may lead to the enactment of more stringent consumer protection laws. These laws may impose additional burdens on our business. The enactment of any additional laws or regulations may impede the growth of the Internet, which could decrease our potential revenues form electronic commerce or otherwise adversely affect our business, financial condition and operating results.

Laws and regulations directly applicable to electronic commerce or Internet communications are becoming more prevalent. A recent session of Congress enacted Internet laws regarding on-line copyright infringement. Although not yet enacted, Congress is considering laws regarding Internet taxation. The European Union recently enacted new privacy regulations. These are all recent enactments, and there is uncertainty regarding their marketplace impact. In addition, various jurisdictions already have enacted laws that are not specifically directed to electronic commerce but that could affect our business. The applicability of many of these laws to the Internet is uncertain and could expose us to substantial liability.

Any new legislation or regulation regarding the Internet, or the application of existing laws and regulations to the Internet, could materially adversely affect us. If we were alleged to violate federal, state or foreign, civil or criminal law, even if we could successfully defend such claims, it could materially adversely affect us.

Several telecommunications carriers are seeking to have telecommunications over the Internet regulated by the Federal Communications Commission in the same manner as other telecommunications services. Additionally, local telephone carriers have petitioned the Federal Communications Commission to regulate Internet service providers and online service providers in a manner similar to long distance telephone carriers and to impose access fees on such providers. If either of these petitions are granted, the costs of communicating on the Internet could increase substantially. This, in turn, could slow the growth of use of the Internet. Any such legislation or regulation could materially adversely affect our business, financial condition and operating results.

WE MAY NEED ADDITIONAL FINANCING, WHICH MAY OR MAY NOT BE AVAILABLE.
--------------------------------------------------------------------

We believe the proceeds from the investment agreement will be sufficient to meet our cash requirements and current plans over the next 12 months. Our ability to raise funds under the investment agreement is subject to certain conditions, however, including, among others, an effective registration statement covering the resale of the shares sold under the investment agreement, the price of the stock and a limitation on our ability to issue shares. There is no guarantee that the conditions required to raise funds under the investment agreement will be met. If we are unable to raise funds under the investment agreement, our financial condition could be harmed.

We anticipate that we can meet future cash needs with improved product and advertising sales, sponsorship and partner revenues, services revenue, the sale of equity securities and/or debt financing. There is no guarantee, however, that we will be able to meet our cash requirements from these sources. If our capital requirements or cash flow vary significantly from our current estimates or if unforeseen circumstances occur, we may require additional financing sooner than we currently anticipate. Our failure to raise these funds may:

     o    restrict our growth and limit our development;
     o    limit our ability to improve existing products and services;
     o    limit our ability to take advantage of future opportunities;
     o    lessen our ability to compete; and
     o    limit our ability to continue operations.

There is no assurance that additional financing will be available, if needed, or that it will be available on attractive terms. In addition, any sale of equity securities may involve substantial dilution to our then-existing shareholders. Rising interest rates could increase the costs of any debt financing.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.
------------------------------------------------------------

We currently intend to retain any future earnings to finance the growth and development of our business. Therefore, we do not expect to pay any cash dividends in the foreseeable future. Any future dividends will depend on our earnings, if any, and our financial requirements.

WE MAY BE UNABLE TO ATTRACT AND RETAIN QUALIFIED EMPLOYEES OR KEY
PERSONNEL.
-----------------------------------------------------------------

Our future success depends on our ability to find, hire, train, motivate and keep highly qualified technical, managerial and other personnel. The competition for qualified employees is high and we may be unable to attract, assimilate, motivate and keep the personnel we need. This could have a negative affect on our business, operating results and financial condition.

We rely heavily on the performance of our executive officers and key technical and advisors. We do not have employment agreements or "key person" life insurance policies on any of our officers or other employees. If we lose the services of any of our executive officers or key employees, it could harm our business.

WE HAVE ARBITRARILY DETERMINED THE OFFERING PRICE OF THE SHARES.
----------------------------------------------------------------

The offering price of $0.025 per share has been arbitrarily determined by us. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors we considered in determining the offering price were:

o  Estimates of our business potential
o  Our limited financial resources
o  The amount of equity desired to be retained by present shareholders
o  The amount of dilution to the public
o  The general condition of the securities markets
o  We have some discretion in the use of proceeds.

We will use these proceeds as indicated in this document under the section entitled "Use of Proceeds" but have considerable discretion in deciding how to allocate funds.

WE HAVE EXTREMELY LIMITED CAPITALIZATION.
-----------------------------------------

The offering is a best efforts offering in which we intend to raise only a minimum of $40,000. Management faces the challenge of successfully implementing our business strategy and plan. We may not be able to successfully manage our business to achieve our goals especially in light of the fact the minimum we seek to raise is not a substantial amount. Investors could suffer a loss if as a consequence the amount raised is not enough to fully implement the intended business strategy. Even if we are successful in raising up to the maximum amount we seek, $75,000, this might not be enough to promote our website successfully and to establish the relationships with Internet search engines we need to bring enough serious and qualified travel consumers to us for the booking of their own reservations and accommodations.

WE CAN OFFER NO ASSURANCE OF PROFITABILITY.
-------------------------------------------

There can be no assurance that Mercado will be establish the publicity network necessary to generate business from its website link to Travelscape.com. In addition, even if we are able to do so, there can be no assurance we will be able to generate revenues or profits from it.

WE ARE DEPENDENT ON ONE OFFICER WITH LIMITED EXPERIENCE IN TRAVEL-RELATED OR INTERNET BUSINESSES.
-----------------------------------------------------------------------

Mercado, Inc., is highly dependent of the services of Ruth Selmon, the president and sole director of the company. Over-reliance on a single individual puts the company at risk; should anything happen to Ms. Selmon, or if she for unpredictable reasons became disabled or lost interest in Mercado, the effect on our prospects would be severe. Though she has been passionately devoted to the company and its interests, she also lacks experience in the travel industry or indeed in e-commerce; despite the advice she is receiving from skilled advisors, the complexities of the industry could prove too challenging for her to overcome despite her proven talent, intelligence, and ability to handle tough situations.

WE ARE DEPENDENT ON OUTSIDE ADVISORS WHO MAY GIVE THE WRONG ADVICE.
-------------------------------------------------------------------

In connection with its investigation of Internet links and methods that will insure a large number of "hits" to the Travelscape.com website from ours, Mercado may employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection of any such advisors will be made by management without any input from controlling shareholders. Furthermore, it is anticipated such persons may be engaged by Mercado on an independent basis without a continuing fiduciary or other obligation to it.

YOU ARE SUBJECT TO DILUTION.
----------------------------

The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of shares of common stock outstanding.

Assuming the sale of the maximum number of shares (based on our financial statements as of December 31, 2000), new investors will incur an immediate dilution of approximately $0.025 per share after the offering of the maximum number of shares is consummated. The existing stockholder of our company acquired her shares of common stock at a price of $.001 per share which is $.024 per share lower than the offering price of the shares. Accordingly, new investors will bear virtually all of the risks inherent in an investment in this company. See "Dilution."

THERE MAY NOT A PUBLIC MARKET FOR THE SHARES YOU BUY.
------------------------------------------------------

There is no current trading market for the shares and there can be no assurance that a trading market will develop, or, if a trading market does develop, that it will be sustained even after all our referral links to Internet search engines are put in place. The shares, to the extent that a market develops for the shares at all, will likely appear in what is customarily known as the "pink sheets" or on the NASD's Over-the-Counter Bulletin Board, which may limit the marketability and liquidity of the shares. There is no present market for our common stock. Thus, stockholders may find it difficult to sell their shares.

HAVING NO UNDERWRITER COULD MEAN LESS EFFECTIVE OFFERING PRACTICES.
-------------------------------------------------------------------

We are selling the shares through our president without the use of a professional securities underwriting firm. Consequently, there may be less due diligence performed in conjunction with this offering than would be performed in an underwritten offering.

THERE ARE RULES FOR LOW-PRICED STOCKS THAT MAY AFFECT YOUR ABILITY TO RESELL YOUR SHARES
---------------------------------------------------------------------

Our common stock is currently considered "penny stock" under federal securities laws. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our shares to certain investors. These rules may affect the ability of broker-dealers to make a market in or trade our shares. This, in turn, may affect your ability to resell those shares in the public market.

SHARES IN THIS OFFERING ARE AVAILABLE ONLY TO RESIDENTS OF NEVADA AND TEXAS AND WILL BE DIFFICULT TO RESELL OR TRANSFER.
---------------------------------------------------------------------

Initially, these shares are being made available only to residents of the states of Texas and Nevada because of the simplicity of selling a small offering under the laws of those states: Registration there is not necessary if fewer than twenty-five people purchase the shares in a given offering. Without registering them there, however, the shares cannot be sold or transferred. As this may never happen, the ability to resell or transfer these shares is unlikely.


THERE IS NO CURRENT TRADING MARKET FOR MERCADO'S SECURITIES AND, IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF ITS SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.
----------------------------------------------------------------------------

There is currently no established public trading market for our securities.
A trading market in our securities may never develop or, if developed, it may not be able to be sustained. We intend to apply for admission to quotation of its securities on the NASD OTC Bulletin Board and, if and when qualified, it intends to apply for admission to quotation on the Nasdaq SmallCap Market. If for any reason our common stock is not listed on the NASD OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. Various factors, such as our operating results, changes in laws, rules or regulations, general market fluctuations, changes in financial estimates by securities analysts and other factors may have a significant impact on the market price of our securities.

WE MAY, IN THE FUTURE, ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK WHICH WOULD REDUCE INVESTORS PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Certificate of Incorporation authorizes the issuance of 20,000,000 shares of common stock, par value $0.001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common or preferred stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.


IN THE FUTURE, THE AUTHORIZATION OF OUR PREFERRED STOCK MAY HAVE AN ADVERSE EFFECT ON THE RIGHTS OF HOLDERS OF OUR COMMON STOCK.

We may, without further action or vote by our shareholders, designate and issue shares of our preferred stock. The terms of any series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the common stock and thereby reduce the value of the common stock. The designation and issuance of preferred stock favorable to current management or shareholders could make the possible takeover of us or the removal of our management more difficult and discharge hostile bids for control of us which bids might have provided shareholders with premiums for their shares.

OUR OFFICER AND DIRECTOR HAVE LIMITED LIABILITY AND HAVE INDEMNITY RIGHTS

Our Certificate of Incorporation and By-Laws provide that we may indemnify our officer and director against losses sustained or liabilities incurred which arise from any transaction in that officer's or director's respective managerial capacity unless that officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction.

MANAGEMENT'S DISCRETION IN THE USE OF PROCEEDS MAY CONFLICT WITH YOUR
WISHES.
----------------------------------------------------------------------

Our management has broad discretion on how to spend any proceeds we receive from this offering and may spend the proceeds in ways that differ from the proposed uses in this prospectus. Our shareholders may not agree with our spending decisions. If we fail to spend the proceeds effectively, our business and financial condition could be harmed.

                              DIVIDEND POLICY

We have not paid any dividends on our common stock, nor do we anticipate paying any in the foreseeable future. The Board of Directors intends to follow a policy of using retaining earnings, if any, to finance the growth of the company. The declaration and payment of dividends in the future will be determined by the Board of Directors in light of conditions then existing, including the company's earnings, financial condition, capital requirements and other factors.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Mercado Industries, Inc. was formed on March 29, 2000, through December 31, 2000, the company has been inactive. We have yet to generate any revenues and have no expenses, as we will remain inactive until this offering is approved.

REVENUES

We have yet to generate any revenues, and we do not expect to generate any revenues until we can obtain traffic to our website.

LIQUIDITY AND CAPITAL RESOURCES

In March, 2000, we issued 2,000,000 shares of its common stock to our founder, for $2,000 in cash. We have not issued any additional stock.

The following table sets forth our capitalization as of December 31, 2000, and pro-forma as adjusted to give close to the sale of 3,000,000 shares in our offering.


Capitalization
                                                             As Adjusted
                                            Actual           after Offering
                                            ------           --------------

Long-term debt
Stockholders' equity:
  Common stock, $.001 par value;                -                 -
  authorized 20,000,000 shares,
  issued and outstanding
  2,000,000 shares                          2,000             5,000
Additional paid-in capital                      0            72,000
Deficit accumulated during the
  development period                           (0)               (0)
Total stockholders equity                   2,000            77,000

Total Capitalization                        2,000            77,000


                             USE OF PROCEEDS

Our success is entirely dependent on our ability to sell the shares in this Offering. The gross proceeds of this offering will be $75,000.

We have discretion over how to use a significant portion of the net proceeds of this offering. We cannot assure investors that our use of the net proceeds will not vary substantially due to unforeseen factors. The proceeds, if any, will be used to pay the following expenses:



              USE OF PROCEEDS - Mercado Industries Inc.
              -----------------------------------------

                             If Minimum             If Maximum
                             Sold                   Sold

                             Amount    %            Amount    %

Offering Proceeds            $50,000                $75,000
                             -------                -------
Total Proceeds               $50,000  100.00        $75,000   100.00
Less: Offering Expenses

Commissions & Finders Fees   $     0    0.00        $     0     0.00
Consulting and Accounting    $ 3,000    6.00        $ 3,000     4.00
Copying and Advertising      $   500    1.00        $   750     1.00
Organizational               $   250    0.50        $   250     0.33

TOTAL OFFERING EXPENSES(1)   $ 3,750    7.50        $ 4,000     5.33

Net Proceeds From Offering   $46,250   92.50        $71,000    94.66

Use of Proceeds

Research & Development       $ 2,000    4.00        $ 3,000     4.00
Website Development          $ 4,000    8.00        $ 5,000     6.67
Marketing                    $25,000   46.00        $35,000    46.66
Advertising                  $ 3,000    6.00        $ 3,000     4.00
Promotion of website         $ 5,000   10.00        $ 8,000    10.67
General Working Capital      $ 9,250   19.45        $17,000    22.67

Total Use of Net Proceeds    $46,250  100.00        $71,000   100.00


(1) Offering costs include filing, printing, legal, accounting, transfer agent and escrow agent fees.

No compensation will be paid, due or owing to any officer or director.

We will use the business office of our President, rent free, until such time as we have developed a working network of Internet links and begun to generate a profit.

No portion of the proceeds of the offering will be paid to our officer/director and/or her affiliates or associates.

If this capital is insufficient, the company may seek to obtain additional financing through offerings of equity and/or debt securities. It is unlikely that we will seek loan financing as the costs of our operations are negligible and we do not expect to incur any significant additional costs. However, if we are able to raise only the minimum amount of $40,000, and no additional funds are secured, then we face the risk that our company might be under-funded, placing all investments substantially at risk. Under those circumstances, we might attempt to borrow funds. Any loan we undertook would be repaid in lump sum from the proceeds we expect to derive from the sale of the company to a merger candidate upon receipt of final payment.

Working Capital
---------------

Upon consummation of the offering, we believe that we will have sufficient working capital to pay expenses related to (1) the offering,
(2) the creation of a website for the sale of discounted 'book-it-yourself' travel and the network of links and search engine referrals necessary to make it profitable, and (3) our general administrative expenses over the next 18 month period. We believe this is the case because of our minimal operating expenses and the fact that our sole officer, the president, will receive no salary, wages, commissions, etc., in connection with any services rendered for the benefit of our company. Working capital is expected to include incidental expenses related to the marketing of our website as well as incidental operational expenses like basic office supplies.

Other Arrangements
------------------

Mercado Inc. has no agreement or understanding, express or implied, with our officer/director, or her affiliates or associates, regarding employment with us or compensation for services; nor do we have any plan, agreement, or understanding, express or implied, with her regarding the issuance of any shares of Mercado's authorized and unissued common stock. The existing officer/director reserves the right to acquire shares in this offering. No advances to her or any associates have been made or contemplated.

Except for reimbursement of offering costs and expenses incurred by our officer/director on company matters described above, no portion of the net proceeds of the offering may be paid to her or anyone associated with her, directly or indirectly, as consultant fees, officer salaries, director fees, purchase of their shares, or other payments. No portion of the net proceeds will be used to make loans to any person, nor will we borrow funds and use the proceeds from them to make payments to our sole officer/director or her affiliates or associates.

We have no agreement or understanding with any consultant or advisor to provide services, although the possibility exists management may find it to be beneficial to retain the services of such a consultant. Mercado will not retain the services of any consultant who is also an officer or a promoter, or her affiliates and associates. Compensation to a consultant may take various forms, including one time cash payments, payments based on a percentage of revenues or product sales volume, payments involving issuance of securities (including those of Mercado, Inc.) or any combination of these or other compensation arrangements.

The following table(s) set forth the percentage of equity to be purchased by public investors in the offering compared to the percentage equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by the present stock holders of the company.


                 Assuming the Minimum Number of Shares Sold
                 ------------------------------------------

                 Shares      Approx Percent    Total    Approx. Percent
                 Purchased   of Total Shares   Dollars  of Total Dollars

Public
Stockholders       1,600,000         44.4%      40,000    95.2%

Present
Stockholders       2,000,000         55.6%       2,000     4.8%

Total              3,600,000        100.0%      43,000   100.0%

                 Assuming the Maximum Number of Shares Sold
                 ------------------------------------------

Public
Stockholders       3,000,000         60.0%      75,000     97.4%

Present
Stockholders       2,000,000         40.0%      2,000      2.6%

Total              5,000,000        100.0%     77,000     100.0%


                               DILUTION
                               --------

The dilution to investors in this offering is constituted by the difference between the public offering price per share and the pro forma net tangible book value per share, of common stock of Mercado Industries Inc., after this offering.

Net tangible book value per share is determined by dividing the net tangible book value of the company by the number of outstanding shares of common stock. The net tangible book value of the company is equal to the total tangible assets less the total liabilities.

Dilution arises mainly from the arbitrary decision by us as to the offering price per share. Dilution of the value of the shares purchased by the public in this offering will also be due, in part, to the lower book value of the shares presently outstanding, and in part, to expenses incurred in connection with the public offering.

Net tangible book value is equal to the net tangible assets of the company. The net tangible assets of the company are equal to the total assets less the total liabilities and intangible assets. (See "Financial Statements.")

As of December 31, 2000, Mercado Industries, Inc. had an unaudited net tangible book value deficit of $2,000. The net tangible book value deficit is equal to the total tangible assets less the total liabilities. The net tangible book value deficit per share of common stock is approximately $0. (See "Certain Transactions.")

The information below sets forth the dilution to persons purchasing shares in this offering without taking into account any changes in the net tangible book value of Mercado Industries, Inc. after December 31, 2000, except the sale of the minimum and maximum number of shares offered at the public offering price and receipt of the net proceeds of that sale.


DILUTION

                                            Minimum          Maximum
                                            -------          -------
Public Offering Price Per Share             $0.025           $0.025

Net Tangible Book Value Per Share           $0.001           $0.001
Before Offering

Net Tangible Book Value Per Share
After Offering*                             $0.011           $0.015

Increase Per Share Attributable to
Payment by Public Investors                 $0.010           $0.014

Dilution Per Share to Public Investors
Percentage                                  53.3%            38.4%
Numerical*                                  $0.011           $0.015


MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

OVERVIEW

PRINCIPAL PRODUCTS AND PRINCIPAL MARKETS

Mercado Industries, Inc. is a development stage entity, and has neither engaged in any operations nor generated any revenues to date.

PLAN OF OPERATION

We plan to take advantage of the great boom in online travel companies by creating an Internet site that is aimed at drawing consumers who wish to book their own travel arrangements

STATUS OF PRODUCTS AND SERVICES

Mercado Industries, Inc. has a limited operating history. We were organized under the laws of the State of Nevada on March 29, 2000, and have no revenues from operations or meaningful assets. Activities to date have been limited primarily to organization, initial capitalization, finding an appropriate operating facility in Houston, and commencing with initial operational plans.

As of December 31, 2000, the company had developed a business plan, and established what steps need to be taken to achieve the results set forth in this plan. The Company established its website at: http:// www.mercadoindustries.com.

We plan to take advantage of the great boom in online travel companies by creating an Internet site that is aimed at drawing consumers who wish to make their own travel arrangements for the lower fares that go along with self-booked reservations. This site is linked to an already operational website called www.mercadoindustries.com that is set up to facilitate these arrangements.

Mercadoindustries.com is a simple, usable and complete do-it-yourself travel site on the Internet. It offers travel value in all-inclusive travel at any price for both leisure and business travelers. MercadoIndustries.com has a unique "10 clicks or less" that it will outperform any other online travel site in providing the quickest, easiest and most convenient way to configure and book any air, lodging and auto rental package to top destinations in the U.S.

Designed to fully automate and individualize personal travel planning, the company utilizes the services of travelscape.com which is operated by one a leading direct-to-the-consumer wholesalers of travel services. The Company's link through Travelscape.com qualifies the travel partners it works with and has entered into preferential service agreements with hundreds to assure the highest level of comfort, satisfaction and value. For further assurance of travel integrity, travelscape.com has round-the-clock personal assistance, seven days a week from customer service representatives via a toll-free telephone line.

Travelscape.com draws on an extensive travel industry knowledge base and a proprietary booking engine technology to provide the most satisfying interactive travel planning experience on the Internet.

The beauty of the situation for Mercado is that it will be a conduit for clients to the Travelscape website and thus be obliged to bear none of the complex expenses necessary to run a profitable internet travel business. Mercado's override of 7% (seven percent) will account for its profitability.

Mercado's sole major expense will lie in providing the revenues necessary to purchase listings with major Internet search engines who will funnel clients to the Mercado website when those clients request low-cost fares, room rates and vehicle rentals for travel. The major purpose of this offering is to generate the revenues necessary to set up the relationships with the search engines. As in the world of print advertising, the more you pay, the greater the reach; though on the Internet, it is not column inches you buy with the extra dollars, but prioritized placement of our website's listing in response to customer requests for discounted travel providers.

The other proposed means of revenue generation is through direct-to-the-customer advertising. We are currently engaged in research to ascertain what will be the most profitable way to apportion our advertising budget. Plans include print ads and links that will be activated on other Internet sites.

INDUSTRY BACKGROUND

GROWTH OF THE INTERNET AND ONLINE COMMERCE. The Internet and commercial online services are emerging as a significant global communications media enabling millions of people to share information and conduct business electronically. A number of factors have contributed to the growth of the Internet and commercial online services usage. These factors include the large and growing installed base of advanced personal computers in the home and workplace; improvements in network infrastructure; easier, faster and cheaper access to the Internet and commercial online services; the introduction of alternative Internet access devices and increased awareness of the Internet; and additional commercial online services among consumer and business users.

Computer Industry Almanac, Inc. estimates that the number of World Wide Web users in the year 2000 will have grown to approximately 319 million. The functionality and accessibility of the Internet and commercial online services have made them an increasingly attractive commercial medium by providing features that historically have been unavailable through traditional channels. The Internet and commercial online services provide users with convenient access to large volumes of dynamic data to support their investment, purchase and other decisions. Online retailers are able to communicate effectively with customers by providing frequent updates of featured selections, content, pricing and visual presentations and provide tailored services by capturing valuable data on customer tastes, preferences, shopping and buying patterns. Online retailers are also able to utilize consumer buying patterns to target their audience more effectively. Unlike most traditional distribution channels, online retailers do not have the burden of managing and maintaining numerous local sales facilities to provide their services on a global scale. Because of these advantages, online retailers benefit from the relatively low cost of reaching and electronically serving customers worldwide from a central location. As a result, an increasingly broad base of products and services are being sold online, including books, brokerage services, computers and music, as well as travel services. Forrester Research estimates that online retail sales will reach $184 billion by 2004, and that online travel revenues will exceed $29 billion by 2003, representing 12% of total industry revenue.

Moreover, as the number of online content, commerce and service providers has expanded, strong brand recognition and strategic alliances have become critical to the success of such providers. Brand development is especially important for online retailers due to the need to establish trust and loyalty among consumers in the absence of face-to-face interaction.

THE TRADITIONAL TRAVEL INDUSTRY. The travel industry is large and growing. Historically, airlines, hotels, rental car agencies, cruise lines and vacation packagers have relied on internal sales departments and travel agencies as their primary distribution channels. The traditional travel agency channel is highly fragmented, with few nationally recognized brands. According to the American Society of Travel Agents, there are over 23,000 travel agencies operating in more than 33,000 locations in the United States alone, with the average travel agency generating less than $3 million in annual gross bookings per location.

Travel agents are compensated primarily through commissions paid by travel suppliers on services booked. Some travel agencies also charge service fees to their customers. Traditionally, standard retail base commission rates paid by travel suppliers to travel agents have been 7% - 10% for airline tickets, 10% for hotel reservations and car rentals, and 10% to 15% for cruises and vacation packages. In addition, travel agencies can earn significant performance-based incentive compensation from travel suppliers that can substantially impact financial performance. These commission rates and override commissions are determined by travel suppliers and are subject to frequent change. In recent years, commission capping has led to a reduction in average commission rates.

Travel agencies typically book reservations by telephone and fax and through electronic global distribution services, often referred to as GDS systems. Two such GDS systems are Galileo International's Apollo system and SABRE Group Holdings Inc.'s SABRE system. The GDS systems provide real-time access to voluminous data on fares, availability and other travel information. The GDS data is constantly changing, with as many as one million airfare changes being made daily. Customers traditionally have relied on travel agents to access and interpret such rapidly changing information via complex and proprietary interfaces to GDS systems. As a result, the customer's prospects for obtaining the most favorable schedules and fares has been subject to the skill and experience of individual travel agents, whose availability may be limited, as well as to the commission offered to travel agents.

THE NEW ONLINE TRAVEL INDUSTRY. The opportunity in the online travel industry is augmented by the trend in the traditional travel industry to drive distribution costs lower combined with the need for a more effective and efficient means of purchasing and distributing travel services to address the needs of consumers. The online market benefits from this drive to lower costs. In addition, at a time when many traditional travel agencies are experiencing pressure to reduce levels of service as a result of recent reductions in commission rates, many customers are demanding greater convenience and flexibility in how, where and when they shop for travel services. Customers are also demanding more control over their travel decisions, including the opportunity to compare prices and products and review availability. In an effort to reduce their distribution costs and develop more direct relationships with their customers, travel suppliers are seeking ways to distribute their services outside of the traditional travel agency channel. The Internet provides this and, as a result of these trends, has emerged as an attractive medium through which travel services can be purchased.

The Travel Industry Association of America estimates that online travel revenues will grow to $9 billion in 2002. Jupiter Communications is even more optimistic, projecting that online travel bookings will reach over $16.6 billion in 2003. Whoever's figures one credits, it is clear that online travel is revolutionizing the way that people get where they are going and is growing at a phenomenal rate. The interactive nature of the online medium enables consumers to use reservation engines which automate the processing and confirmation of travel reservations. We believe that this has increased the consumers' control over the process by providing them with additional choices, resulting in better service.

Mercado's strategy for tapping into this enormous market is a simple one. We will purchase prime listings on major Internet search engines, establish links from popular websites and advertise in newspapers and other print media. Travelscape.com will handle all the details and we will draw a 7% overwrite on orders generated on Travelscape from all of our affiliated links.


PATENTS, TRADEMARKS, LICENSES, FRANCHISES, CONCESSIONS, ROYALTY
AGREEMENTS, OR LABOR CONTRACTS

None


EMPLOYEES

Mercado, Inc. currently has one (1) employee: our president. All of the actual work on the travel services website will be done by employees of Travelscape.com; the initial work on setting up our website and forming the necessary referral network and hot links and advertisements will be handled by our president. Once the website is up and running and sales are being generated we will consider adding employees in both technical and sales areas.

FACILITIES

Our corporate offices are located in Houston. While our current arrangement---using office space donated by our president---is adequate for the near term, we plan to begin looking for new space in the next several months that will support our potential growth.


                                   MANAGEMENT

EXECUTIVE OFFICER AND DIRECTOR

     The following table sets forth certain information with respect to our director and executive officer


Name                    Age             Position
---------------------- -----------      ---------------------------
Ruth Selmon             48              President, Director



RUTH SELMON, PRESIDENT & CEO, has served in this capacity since the inception of Mercado Industries, Inc. Born April 17, 1952 in Houston, Texas, she graduated from Austin High School in Houston. She has been married for 25 years and has three children. Mrs. Selmon began working with Southwestern Bell Telephone in 1970 and then later with AT&T prior to her retirement from the telephone industry in 1992. Currently devoting her energies to her family, Mrs. Selmon also volunteers her time to the local Girl Scout chapter, the local elementary school, and various church functions. She is a computer adept which serves her well in setting up the start-up process for Mercado Industries, Inc.

DIRECTOR COMPENSATION

Directors shall receive no cash compensation for their services to Mercado as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

EXECUTIVE COMPENSATION


The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities for the period ended December 31, 2000.

                           Summary Compensation Table
                          Long-Term Compensation Awards


               Name and Principal Position -- Annual Compensation
               ---------------------------    --------------------
                                     2000
                                     ----

                                                       Number of Shares
                                                       Underlying

                         Position    Salary    Bonus   Options (#)
                         --------  -------- ----------------------
Ruth Selmon,             President   None      None    None


EMPLOYMENT AGREEMENTS

We do not have any written employment agreements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2000, the beneficial ownership of our 2,000,000 outstanding shares of common stock by (1) the only persons who own of record or are known to own, beneficially, more than 5% of our common stock; (2) each director and executive officer of the Company; and
(3) all directors and officers as a group.


                                                 Percent of    Percent of
                                                 Ownership     Ownership
                                   Number of     Before the    After Full
         Name       Position       Shares        Offering      Offering
         ----       --------      ---------      ----------    ------------
Ruth Selmon(1)      CEO/Director  2,000,000      100.00%       40%
                                  -----------------------------------------
All officers and directors
as a group (1 person)             2,000,000      100.00%       40%


(1) Ruth Selmon, 14601 Bellaire Blvd., Suite 338, Houston, TX  77083

                            INDEMNIFICATION

Subsection 1 of Section 78.037 of the Nevada Revised Statutes (the "Nevada Law") empowers a corporation to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of distributions in violation of Section 78.300 of the Nevada Law.

Our articles of incorporation limit the personal liability of our director and officer for damages for breach of fiduciary duty in a manner identical in scope to that permitted under the Nevada Law. Our articles of incorporation also provide that any repeal or modification of that provision shall apply prospectively only.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an "Indemnified Party"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnified Party in connection with such action, suit or proceeding if the Indemnified Party acted in good faith and in a manner the Indemnified Party reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Indemnified Party's conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Indemnified Party who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of an Indemnified Party against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the Indemnified Party in connection with the defense or settlement of such action or suit if the Indemnified Party acted under standards similar to those set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which the Indemnified Party shall have been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that in view of all the circumstances the Indemnified Party is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent an Indemnified Party has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (1) or (2) described above or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Indemnified Party against expenses (including attorneys' fees) actually and reasonably incurred by the Indemnified Party in connection therewith.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification under Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such disinterested directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such disinterested directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation's articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court that he is not entitled to be indemnified by the corporation. Said Subsection 2 further provides that the provisions of that Subsection 2 do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification and advancement of expenses authorized in or ordered by a court pursuant to said Section 78.751 does not exclude any other rights to which the Indemnified Party may be entitled under the articles of incorporation or any by-law, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or in another capacity while holding his office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue as to an Indemnified Party who has ceased to hold one of the positions specified above, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of an Indemnified Party for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as an Indemnified Party or arising out of such person's status as an Indemnified Party whether or not the corporation has the authority to indemnify such person against such liability and expenses.

Our bylaws provide for indemnification of Indemnified Parties substantially identical in scope to that permitted under the Nevada Law. Such bylaws provide that the expenses of our directors and officers incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by us.

Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to our directors and officers, and to persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are currently using facilities provided to us by our president on a rent free basis.

                  PLAN OF DISTRIBUTION/SELLING SECURITY HOLDERS

We will sell the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares in a direct participation offering and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sell.

We are not registering or reselling shares from our stockholder. These shares will remain restricted.

We are offering 3,000,000 shares at the purchase price of $0.025 per share on a "best efforts basis." The shares will be offered and sold only to residents in the states of Texas and Nevada. We have no arrangements or agreements, verbal or written, with any underwriters to help underwrite this offering.

Our sole officer/director, will not receive any compensation or commissions with respect to such offers and sales.

This offering is intended to be made solely by the delivery of this Prospectus and the accompanying subscription application to prospective investors. Our officer/director will not participate in the making of this offering other than by the delivery of this Prospectus or by responding to inquiries by prospective purchasers. Her responses will be limited to the information contained in the Registration Statement of which this Prospectus is a part.

We will pay our own legal and accounting fees and other expenses incurred in connection with the offering. However, we reserve the right to use broker-dealer(s) in the sale of these securities We will amend the registration statement via post-effective amendment if in fact we do require the services of a broker-dealer and if or when the broker-dealer sells a portion of the offering. Prior to the involvement of the broker-dealer, we will secure a no objection position from the NASD.

Our officer/director and the principals of our counsel may purchase shares on the same terms and conditions as all other investors.

Prior to this offering, there has been no public market for the common stock underlying the units. The offering price of $0.025 per share was arbitrarily determined by Mercado and bears no relationship to any recognized criteria of value, nor is it indicative of the market price for the common stock after this offering. We make no representations as to any objectively determinable value of the shares. The proceeds received under this offering will be deposited in an interest bearing account with Bank of America.


                     SHARES ELIGIBLE FOR FUTURE SALE

Of the shares outstanding after the offering, the 3,000,000 shares sold in this offering, will have been registered with the SEC under the Securities Act of 1933 and will be eligible for resale without registration under the Securities Act except if they were acquired by our directors, executive officers or other affiliates. There are no warrants, options or preferred shares outstanding.


Our director, executive officer, and persons or entities that they control will be able to sell shares of stock without violating the limitations of Rule 144 under the Securities Act. The remaining 2,000,000 outstanding shares may only be sold under Rule 144. Under Rule 144, directors, executive officers, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in an amount limited to the greater of 1% of our outstanding shares of common stock or the average weekly trading volume in our common stock during the four calendar weeks preceding a sale. Sales under Rule 144 also must be made without violating the manner-of-sale provisions, notice requirements and the availability of current public information about us.

Before the offering, no public trading market for our common stock existed. We cannot predict what effect, if any, that sales of shares or the availability of shares for sale will have on the prevailing market price of our common stock after completion of the offering. Nevertheless, sales of substantial amounts of common stock in the public market could have an adverse effect on prevailing market prices.


                          DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 20,000,000 shares of common stock, $.001 par value per share. The holders of the common stock are entitled to one vote per each share held and have the sole right and power to vote on all matters on which a vote of stockholders is taken. Voting rights are non-cumulative. The holders of shares of our common stock are entitled to receive dividends when, as and if declared by our board of directors, out of funds legally available therefore and to share pro-rata in any distribution to stockholders. We anticipate that any earnings will be retained for use in our business for the foreseeable future. Upon our liquidation, dissolution, or winding up, the holders of our common stock are entitled to receive the net assets held by us after distributions to the creditors. The holders of our common stock do not have any preemptive right to subscribe for or purchase any shares of any class of our stock. The outstanding shares of our common stock and the shares offered hereby will not be subject to further call or redemption and will be fully paid and non-assessable.

Preferred Stock

Our Board of Directors has the authority to cause us to issue without any further vote or action by our stockholders, up to 5,000,000 shares of preferred stock, in one or more series, and to designate the number of shares constituting any series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by our stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control. No preferred stock is outstanding as of the date hereof.

Transfer Agent and Registrar

Our Transfer Agent and Registrar is Shelley Godfrey, Pacific Stock Transfer Company, 5844 S. Pecos, Suite D, Las Vegas, Nevada 89120 (702) 361-3033.

                              THE OFFERING

We are selling 3,000,000 shares of our common stock. None of our stockholders are selling any of their shares.

No public trading market for the common stock exists, and one may never exist. We hope to have our common stock prices listed on the bulletin board maintained by the National Association of Securities Dealers. The development of a public trading market depends upon the existence of willing buyers and sellers, which is not within our control or that of any market maker. We do not currently have a market maker. Market makers are not required to maintain a continuous two-sided market and are free to withdraw firm quotations at any time.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which established the definition of a "penny stock," for the purposes relevant to Mercado, Inc., as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:
(1) that a broker or dealer approve a person's account for transactions in penny stocks; and (2) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (1) obtain financial information and the investment experience objectives of the person; and (2) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (1) sets forth the basis on which the broker or dealer made the suitability determination; and (2) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


                            LEGAL PROCEEDINGS

We are not a party to any litigation and management has no knowledge of any threatened or pending litigation against it.


                             LEGAL MATTERS

The validity of the shares offered hereby is being passed upon for the Company by Thomas C. Cook, Esq., Las Vegas, Nevada.

                                 EXPERTS

The financial statements as of December 31, 2000 appearing in this prospectus and registration statement have been audited by G. Brad Beckstead, CPA, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                          ADDITIONAL INFORMATION

We have not previously been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The Company has filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities being offered. This prospectus, filed as a part of the registration statement, does not contain certain information contained in or annexed as exhibits to the registration statements. Reference is made to exhibits to the registration statement for the complete text. For further information with respect to the Company and the securities hereby offered, reference is made to the registration statement and to the exhibits filed as part of it, which may be inspected and copied at the public reference facilities of the commission in Washington D.C., and at the Commission's regional offices at:

*  500 West Madison Street, Chicago, IL 60604;

*  7 World Trade Center, New York, NY 10048;

*  and 5757 Wilshire Boulevard, Los Angeles, CA 90034;

* and copies of such material can be obtained from the Public Reference Section of the Commission, 450 5th Street, N.W., Washington, D.C. 20549, at prescribed rates and are available on the World Wide Web at:
http://www.sec.gov.

You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of this offering.

                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------

                                                   PAGE #


INDEPENDENT AUDITORS REPORT                        F-1

BALANCE SHEET                                      F-2

INCOME STATEMENT                                   F-3

STATEMENT OF STOCKHOLDERS' EQUITY                  F-4

STATEMENT OF CASH FLOWS                            F-5

FOOTNOTES                                          F-6-8



                                      PART F/S
                                 Financial Statements



                         Mercado Industries, Inc.
                      (A Development Stage Company)

                               Balance Sheet
                                   as of
                             December 31, 2000

                                    And

                          Statements of Income
                       Stockholders' Equity, and
                               Cash Flows
                              for the period
                        March 29, 2000 (Inception)
                           To December 31, 2000

 .......................................F1

G. BRAD BECKSTEAD
Certified Public Accountant
330 E. Warm Springs
Las Vegas, NV 89119
702.528.1984
425.928.2877 (efax)

                           INDEPENDENT AUDITOR'S REPORT
January 9, 2001

Board of Directors
Mercado Industries, Inc.
Las Vegas, NV

I have audited the Balance Sheet of Mercado Industries, Inc.(the "Company") (A Development Stage Company), as of December 31, 2000, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the period March 29, 1999 (Date of Inception) to December 31, 2000. These financial statements are the responsibility of the Company's management.
My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mercado Industries, Inc., (A Development Stage Company), as of December 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in
Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/  G. Brad Beckstead
----------------------
G. Brad Beckstead, CPA

                          Mercado Industries, Inc.
                      (A Development Stage Company)

                              Balance Sheet
                               December 31


BALANCE SHEET
                                              2000
                                              ----

ASSETS                                        $2,000
                                              ------

Total Assets                                  $2,000
                                              ======

Liabilities and Stockholders' Equity

Common stock, $0.001 par value,
    20,000,000 shares authorized;
    2,000,000 shares issued and
    outstanding at 12/31/00                    2,000

Deficit accumulated during development stage     (0)
                                               -----

Total Stockholders' Equity                     2,000
                                               -----

Total Liabilities and Stockholders' Equity    $2,000
                                              ======



            See accompanying "Independent Auditor's Report"

                           Mercado Industries, Inc.
                       (A Development Stage Company)


                           Income Statement
                            For the period
                  March 29, 2000 (Date of Inception) to
                           December 31, 2000


INCOME STATEMENT



Revenue                                        $-0-

General and administrative expenses            (0)
                                               _____


Net loss                                       $(0)
                                               =====


Weighted average number of
common shares outstanding                      2,000,000

Net loss per share                             $-0-
                                               =========


            See accompanying "Independent Auditor's Report"

                            Mercado Industries, Inc.
                          (A Development Stage Company)

                     Statement of Changes in Stockholders' Equity
                                For the period
                      March 29, 2000 (Date of Inception)
                             to December 31, 2000


CHANGES IN STOCKHOLDERS' EQUITY


                                            Deficit
                                            Accumulated
Common stock                                During        Total
                  Common       Stock        Development   Stockholders'
                  Shares       Amount       Stage         Equity

March 29, 2000
issued
for cash           2,000,000    2,000                     2,000

Net Loss,
March 29, 2000
(inception) to
December 31, 2000                              (0)           (0)
                   ----------------------------------------------
Balance as of
December 31, 2000  2,000,000   $2,000         $(0)        $2,000
                  ==========   ======       ======        =======


            See accompanying "Independent Auditor's Report"

                            Mercado Industries, Inc.
                        (A Development Stage Company)

                            Statement of Cash Flows
                               For the period
                       March 29, 2000 (Date of Inception)
                           to December 31, 2000


STATEMENT OF CASH FLOWS

CASH FLOWS USED BY OPERATING ACTIVITIES
Net loss                                          (0)
                                                  _______

Net cash used by operating activities             (0)
                                                  _______

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash used by investing activities             -0-
                                                  _______

CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of capital stock                         2,000

Net cash provided by financing activities         2,000
                                                  ______

Beginning cash and equivalents                    -0-
                                                  ______
Ending cash and equivalents                       2,000
                                                  ======

NON-CASH TRANSACTIONS

Interest expense                                  -0-
Income taxes                                      -0-



            See accompanying "Independent Auditor's Report"

                            Mercado Industries, Inc.
                         (A Development Stage Company)
                                  Footnotes

Note 1 - History and organization of the company

Mercado Industries, Inc. was organized March 29, 2000 (Date of Inception) under the laws of the State of Nevada. We have no operations and in accordance with SFAS #7, are considered a development stage company. We are authorized to issue 20,000,000 shares of $0.001 par value common stock and 5,000,000 of our $0.001 par value preferred stock.

Note 2 - Summary of significant accounting policies

Accounting policies and procedures have not been determined except as follows:

1. Mercado Industries, Inc. uses the accrual method of accounting.

2. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

3. Mercado Industries, Inc. maintains a cash balance in a non-interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents.

4. Earnings per share (EPS) is computed using the weighted average number of shares of common stock outstanding during the period.
Diluted EPS is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Since Mercado has no common shares that are potentially issuable, such as stock options, convertible preferred stock and warrants, basic and diluted EPS are the same. We had no dilutive common stock equivalents such as stock options as of December 31, 2000.

5. Mercado Industries, Inc. has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

6. Mercado Industries, Inc. will review its need for a provision for federal income tax after each operating quarter and each period for which a statement of operations is issued.

7. Mercado Industries, Inc. has adopted December 31 as its fiscal year end.

                         Mercado Industries, Inc.
                      (A Development Stage Company)
                               Footnotes

Note 3 - Income taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expenses (benefit) results from the net change during the year of deferred tax assets and liabilities.

There is no provision for income taxes for the year ended December 31, 2000, due to the net loss and no state income tax in Nevada.

Note 4 - Stockholders' Equity

Mercado Industries, Inc. is authorized to issue 20,000,000 shares of its $0.001 par value common stock and 5,000 shares of our $0.001 par value preferred stock.

On March 29, 2000, Mercado Industries, Inc. issued 2,000,000 shares of our $.001 par value common stock for cash of $2,000. There have been no other issuances of common or preferred stock.

Note 5 - Going concern

Mercado Industries, Inc. financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, Mercado Industries, Inc. has not commenced its planned principal operations. Without realization of additional capital, it would be unlikely for Mercado to continue as a going concern.

Note 6 - Related party transactions

Mercado Industries, Inc. does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 7 - Warrants and options

There are no warrants or options outstanding to acquire any additional shares of common stock.

                     Mercado Industries, Inc.
                  (A Development Stage Company)
                           Footnotes

Note 8- Year 2000 issue

The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties will be fully resolved.

------------------------------------------------  ---------------------


             PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Except as set forth in the following part of this document, there is no charter provision, bylaw, contract, arrangement or statute under which any officer or director of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such.

Nevada Law
----------

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows:

Every director, officer, or employee of the corporation shall be indemnified by the corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon her/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

The Securities and Exchange Commission's Policy on Indemnification.
-------------------------------------------------------------------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities offered hereby.


Registration Fee                                  $    20
Printing Expenses*                                    480
Legal Fees and Expenses*                            2,000
Accounting Fees and Expenses*                       1,500
Blue Sky Fees and Expenses*                         1,000
Transfer Agent Fees and Expenses*                     500
Misc.*                                                500
                                                  -------
Total                                             $ 6,000


*Estimated

Item 26.  RECENT SALES OF UNREGISTERED SECURITIES.

During the past year, the registrant has sold securities in the manner set forth below without registration under the Securities Act of 1933 (the "Act").

On or about March 29, 2000, our date of inception, Mercado Industries, Inc.
raised $2,000.00 through the sale of shares of our common stock.   The
following table sets forth information regarding that sale which represents all securities we have sold since our inception:

On March 29, 2000 we sold 2,000,000 shares of our common stock to our founder and president, Ruth Selmon for an aggregate of $2,000. Such issuance was pursuant to Section 4(2) of the Act as a transaction not involving a public offering.

These shares are "restricted securities," as that term is defined in the rules and regulations promulgated under the Securities Act of 1933 and are subject to certain restrictions regarding resale. Certificates evidencing all of the above-referenced securities have been stamped with a restrictive legend and will be subject to stop transfer orders.

Item 27.  Exhibits.
          ---------


The following exhibits are filed as part of this Registration statement with the Securities and Exchange Commission, following Item 601 of Regulation S-B.



------------------------------------------------------------------------
     EXHIBITS
     SEC REFERENCE    TITLE OF DOCUMENT                   LOCATION
     NUMBER
------------------------------------------------------------------------
         3.1          Articles of Incorporation           This filing
------------------------------------------------------------------------
         3.2          Bylaws of the Registrant            This filing
------------------------------------------------------------------------
         5.1          Consent of Thomas C. Cook, Esq.     This filing
------------------------------------------------------------------------
        23            Consent of counsel is contained
                      in Exhibit 5.1                      This filing
------------------------------------------------------------------------
        23.1          Independent Auditors Consent        This filing
------------------------------------------------------------------------
        27.1          Financial Data Schedule             This filing
------------------------------------------------------------------------
        99.1          Subscription Agreement              This filing
------------------------------------------------------------------------


Item 28.  UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That for the purpose of determining any liability under the Securities Act of 1935, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                 Signatures

According to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this the Registration statement to be signed on its behalf by the undersigned hereunto duly authorized in the City of Houston on this day, January 16, 2001.


                                             Mercado Industries, Inc.
                                             --------------------------
                                             (Registrant)

                                             /s/ Ruth Selmon
                                             --------------------------
                                             Ruth Selmon
                                             President, CEO and Director
                                             principal executive officer/
                                             principal accounting officer
                                             and sole director